EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


Mikohn Gaming Corporation
Las Vegas, Nevada

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 14, 2003, relating to the financial statements of Mikohn Gaming Corporation and Mikohn Nevada appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

 We also consent to the reference to us under the heading "Experts" in the prospectus.



/s/ BDO Seidman, LLP
-------------------
BDO Seidman, LLP

Los Angeles, California
January 9, 2004